NY 246413471v2 Exhibit 21.1 LIST OF SUBSIDIARIES Entity Name Jurisdiction of Organization AF Solutions Holdings LLC Delaware AgroFresh Inc. Illinois AgroFresh Solutions Singapore Pte. Ltd. Singapore AgroFresh Chile Comercial Limitada Chile AgroFresh Canada ULC Canada AgroFresh Japan LLC Japan AgroFresh Netherlands B.V. Netherlands Athena Argentina S.R.L. Argentina Athena Chemicals Technology Consulting (Shanghai) Co., Ltd. China AgroFresh Australia Pty Ltd Australia AgroFresh South Africa Proprietary Limited South Africa AgroFresh Holding France SAS France AgroFresh Italia srl Italy Athena Brasil Produtos Quimicos Ltda. Brazil AgroFresh New Zealand Limited New Zealand AgroFresh Korea Ltd. Korea AgroFresh Polska Sp. Z.o.o. Poland AgroFresh Spain, S.L. Spain AgroFresh Turkey Tarim Ürünlerì Lìmìted Þìrketì Turkey AgroFresh Belgium B.V.B.A. Belgium AgroFresh Deutschland GmbH Germany AGFS Switzerland GmbH Switzerland AGFS Mexico, S. de R.L. de C.V. Mexico Tecnidex Fruit Protection, S.A.U. Spain Tecnidex Gre Fruit S.U.R.L. Greece Tecnidex Per Fruit, S.A.C. Peru Tecnidex Mar Fruit, S.A.R.L. Morocco Tecnidex Tur Fruit Tarim Urzum Hiz. San. Tic. Ltd. Sti. Turkey Tecnidex Sud Fruit (Pty) Ltd. South Africa